Stillwater Mining to Acquire Exploration Property and Royalty Interest From Benton Resources Corp.

BILLINGS, MT -- (Marketwire - December 16, 2010) - STILLWATER MINING COMPANY (NYSE: SWC) ("Stillwater" or the "Company") and Benton Resources Corp. (TSX-V: BTC) ("Benton") today announced that they have entered into a definitive agreement (the "Agreement") pursuant to which Stillwater will acquire Benton's entire interest in the Bermuda Property ("Property") located near Marathon, Ontario as well as Benton's 2% NSR royalty interest at Stillwater's recently acquired Marathon PGM/Copper Project. Benton will retain a 1% NSR royalty on any ores mined from the Bermuda Property beyond a production threshold of 2.5 million aggregate ounces of Palladium, Platinum and Gold. Under the Agreement, Stillwater will pay Benton the sum of C$14 million in cash and Stillwater shares on a 50:50 split. The transaction will be based on the 20-day volume weighted average closing share price of Stillwater as determined at December 14, 2010.

The transaction has been approved by the Boards of Directors of both companies and is expected to close on or before December 31, 2010 pending satisfactory completion of the Company's routine due diligence review of the claims and leases constituting the Property and receipt of all regulatory and exchange approvals.

The 7,300 hectare Bermuda Property is located along the eastern and northern margins of the Coldwell Complex near Marathon, Ontario and adjoins Stillwater's recently purchased Marathon PGM-Copper Project and Geordie Lake exploration properties. Historical geologic and geophysical studies and exploration drilling by Benton and others has indicated the presence of PGM, Copper and Nickel on the Property which the Company views as an attractive indication of the areas discovery potential.

Commenting on the projects, Francis R. McAllister, Stillwater's Chairman and CEO, said, "The acquisition of Benton's Bermuda Property will directly complement our acquisition of Marathon PGM Corp. which closed earlier this month. The acquisition provides Stillwater with a dominant position on the more prospective portions of the Coldwell Intrusive Complex and the opportunity to coordinate continued exploration of the Bermuda Property with the development and operational plans for the Marathon PGM/Copper Project and the Geordie Lake exploration properties. Further, acquiring Benton's royalty position on the Marathon PGM/Copper Deposit enhances the economics of our planned Marathon operations. "

About Stillwater

Stillwater Mining Company is the only U.S. producer of palladium and platinum and is the largest primary producer of platinum group metals outside of South Africa and the Russian Federation. The Company's shares are traded on the New York Stock Exchange under the symbol SWC. Information on Stillwater Mining can be found at its Website: www.stillwatermining.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION

Some statements contained in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, therefore, involve uncertainties or risks that could cause actual results to differ materially. These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions. These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause its actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Such statements include, but are not limited to, comments regarding the resource potential of undeveloped mining areas, the timing and cost of future development efforts, and the Company's potential future growth profile. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2009 Annual Report on Form 10-K. The Company intends that the forward-looking statements contained herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements. The Company disclaims any obligation to update forward-looking statements.

CONTACT:
Gregory A. Wing
(406) 373-8700